UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2011 (February 3, 2011)

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33438	94-3307935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices, including zip code)

650-358-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2011, the board of directors (the “Board”) of NeurogesX, Inc. (the “Company”), approved recommendations from the compensation committee of the board of directors (the “Committee”) for the following payments under the 2010 NeurogesX, Inc. Bonus Plan (the “2010 Bonus Plan”) and granted certain options to acquire shares of the Company’s common stock to the Company’s named executive officers:

•

Anthony DiTonno, President and Chief Executive Officer: 60% of target bonus payable in cash, or $127,500, of which $100,000 was paid in September 2010, a grant of options to purchase 125,000 shares of the Company’s common stock with vesting tied to stock price performance and an additional grant of options to purchase 30,000 shares of the Company’s common stock with time based vesting;

•

Stephen Ghiglieri, Executive Vice President, Chief Operating Officer and Chief Financial Officer: 60% of target bonus payable in cash, or $71,400, a grant of options to purchase 130,000 shares of the Company’s common stock with vesting tied to stock price performance and an additional grant of options to purchase 25,000 shares of the Company’s common stock with time based vesting;

•

Jeffrey Tobias, Executive Vice President Research and Development and Chief Medical Officer: 60% of target bonus payable in cash, or $75,600, a grant of options to purchase 125,000 shares of the Company’s common stock with vesting tied to stock price performance and an additional grant of options to purchase 25,000 shares of the Company’s common stock with time based vesting;

•

Michael Markels, Senior Vice President, Commercial and Business Development: 60% of target bonus payable in cash, or $51,300, a grant of options to purchase 110,000 shares of the Company’s common stock with vesting tied to stock price performance and an additional grant of options to purchase 22,500 shares of the Company’s common stock with time based vesting; and

•

Susan Rinne, Vice President, Regulatory: 60% of target bonus payable in cash, or $33,400, a grant of options to purchase 20,000 shares of the Company’s common stock with vesting tied to stock price performance and an additional grant of options to purchase 12,500 shares of the Company’s common stock with time based vesting.

The stock option grants enumerated above were all granted under the Company’s 2007 Stock Plan with exercise prices equal to $5.06, the closing price of the Company’s common stock on February 3, 2011. The options which vest upon the attainment of stock price milestones, vest upon attainment of certain increasing stock price milestones, (beginning at $11.50 per share) and such milestones must be maintained for a period of time before the options can vest. The options with time based vesting, vest in forty-eight monthly installments beginning March 3, 2011.

The Board further approved the following annual base salaries, effective January 1, 2011, for the named executive officers of the Company as follows:

•	Anthony DiTonno, President and Chief Executive Officer: $437,800 annual base salary;

•	Stephen Ghiglieri, Executive Vice President, Chief Operating Officer and Chief Financial Officer: $350,200 annual base salary;

•	Jeffrey Tobias, Executive Vice President Research and Development and Chief Medical Officer: $370,800 annual base salary;

•	Michael Markels, Senior Vice President, Commercial and Business Development: $293,600 annual base salary; and

•	Susan Rinne, Vice President, Regulatory: $286,600 annual base salary.

The Board also approved performance based bonus targets for the Company’s named executive officers for 2011 (the “2011 Bonus Plan”). The Committee set specific performance goals related to the Company’s cash balance, net loss, budgeted revenue, intellectual property development, regulatory process, and corporate development, among other provisions. Under the 2011 Bonus Plan, the target bonuses for the Company’s named executive officers are as follows:

•	Anthony DiTonno, President and Chief Executive Officer: 50% of base salary;

•	Stephen Ghiglieri, Executive Vice President, Chief Operating Officer and Chief Financial Officer: 35% of base salary;

•	Jeffrey Tobias, Executive Vice President Research and Development and Chief Medical Officer: 35% of base salary;

•	Michael Markels, Senior Vice President, Commercial and Business Development: 30% of base salary; and

•	Susan Rinne, Vice President, Regulatory: 20% of base salary.

In addition, during the February 3, 2011 Board of Directors meeting, the Board terminated the Amended 2006 Acquisition Bonus Plan (the “Acquisition Bonus Plan”) effective immediately. The Acquisition Bonus Plan established a bonus pool, determined as a percentage of merger value, with such pool to be paid to certain named executives. The Board determined that the Acquisition Bonus Plan was not the best mechanism for aligning management and shareholder interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ STEPHEN F. GHIGLIERI
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: February 9, 2011

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